UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): September 15, 2016

HISTOGENICS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36751	04-3522315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

830 Winter Street, 3rd Floor

Waltham, Massachusetts 02451

(781) 547-7900

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On September 15, 2016, Histogenics Corporation (“we,” “us,” “our” and the “company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional and accredited investors under which the investors have agreed to purchase $30 million of our securities consisting of 2,653,553 shares of our common stock at a purchase price of $2.25 per share and 24,158.8688 shares of our newly-created Series A Convertible Preferred Stock (“Series A Preferred Stock”), which shares of preferred stock are convertible into approximately 10,679,781 shares of common stock. As part of this private placement, the investors will receive warrants to purchase up to 13,333,334 shares of our common stock at an exercise price of $2.25 per share. The warrants will include a cashless-exercise feature that may be exercised in the event there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of common stock underlying the warrants as of the six-month anniversary of the closing of the private placement. The warrants will become exercisable following approval of the private placement by our stockholders and expire five years after the date of such stockholder approval.

The closing of the private placement under the Purchase Agreement is subject to customary closing conditions.

Affiliates of certain members of our Board of Directors purchased an aggregate of 283,045 shares of common stock, an aggregate of 2,563.1451 shares of Series A Preferred Stock and received warrants to purchase up to 1,422,221 shares of common stock at an exercise price of $2.25 per share in the private placement.

The net proceeds from the private placement, following the payment of offering-related expenses, will be used by us for working capital and general corporate purposes. H.C. Wainwright & Co., LLC (“HCW”) is serving as the sole placement agent for the private placement. We also agreed to issue HCW a warrant (the “HCW Warrant”) for the purchase of 133,333 shares of common stock at an exercise price of $2.25 per share pursuant to the terms of a letter agreement between us and HCW entered into in contemplation of the private placement. The HCW Warrant will become exercisable following approval of the private placement by our stockholders and expire five years after stockholder approval.

In connection with the private placement, we have agreed to file one or more registration statements registering for resale the shares of common stock sold in the private placement and the common stock issuable upon exercise of the warrants and conversion of the Series A Preferred Stock.

The securities offered have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act. The issuance will be made in reliance on Rule 506 promulgated under the Securities Act, without general solicitation or advertising. Each investor represented that it is an accredited investor with access to information about Histogenics sufficient to evaluate the investment and that it is acquiring our securities without a view to distribution or resale in violation of the Securities Act. A Form D filing will be made following the closing of the private placement in accordance with the requirements of Regulation D.

Series A Preferred Stock

A total of 24,158.8688 shares of Series A Preferred Stock have been authorized for issuance under the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of Histogenics Corporation (the “Certificate of Designation”). The shares of Series A Preferred Stock have a stated value of $1,000 per share and will be convertible into approximately 10,679,781 shares of our common stock. Until the date that our stockholders approve the private placement, the Certificate of Designation limits the number of shares of common stock issuable upon conversion of the Series A Preferred Stock such that, when aggregated with the shares of common stock issued at closing, such issuances shall not exceed 20% of our issued and outstanding common stock, as required by the rules and regulations of the NASDAQ Global Market.

The Series A Preferred Stock will be entitled to dividends on an as-if-converted basis in the same form as any dividends actually paid on shares of our common stock or other securities.

A holder of shares of Series A Preferred Stock shall not be converted if, after giving effect to the conversion, such holder and its affiliated persons would own beneficially more than 4.99% of our common stock (subject to adjustment up to 9.99% solely at the holder’s discretion upon 61 days’ prior notice to us or, solely as to a holder, if such limitation is waived by such holder upon execution of the private placement agreement). The initial conversion price of $2.25 is subject to appropriate adjustment in the event of a stock split, stock dividend, combination, reclassification or other recapitalization affecting our common stock.

Pursuant to the NASDAQ Global Market rules, holders of Series A Preferred Stock will not be entitled to cast votes as to the approval of the conversion feature with respect to any shares of common stock purchased under the Purchase Agreement. If our stockholders do not approve the conversion feature of the Series A Preferred Stock, the shares of Series A Preferred Stock will not become convertible, and will remain outstanding in accordance with the terms of the Certificate of Designation.

Except as otherwise required by law, the holders of Series A Preferred Stock will have no right to vote on matters submitted to a vote of our stockholders. Without the prior written consent of a majority of the outstanding shares of Series A Preferred Stock, however, we may not: (i) amend our articles of incorporation (including the Certificate of Designation) in a manner adverse to the Series A Preferred Stock or the holders thereof; (ii) create or authorize the creation of any other security convertible into or exercisable for any equity security ranking as to dividends, redemption or distribution of assets upon a liquidation senior to, the Series A Preferred Stock, or increase the authorized number of shares of Series A Preferred Stock; or (iii) enter into any agreement with respect to any of the foregoing.

In the event of the dissolution and winding up of the company, the proceeds available for distribution to our stockholders shall be distributed pari passu among the holders of the shares of our common stock and Series A Preferred Stock, pro rata based upon the number of shares held by each such holder, as if the outstanding shares of our Series A Preferred Stock were convertible, and were converted, into shares of our common stock.

Transaction Documents.

The Purchase Agreement contains ordinary and customary provisions for agreements of this nature, such as representations, warranties, covenants and indemnification obligations. The foregoing description of the Purchase Agreement is a summary of the material terms of such agreement, does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.34 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the rights, preferences and privileges of the Series A Preferred Stock does not purport to describe all of the terms and provisions thereof and is qualified in its entirety by reference to the Certificate of Designation, the form of which is filed as Exhibit 3.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information called for by this item is contained in Item 1.01 above and Item 5.03 below, which are incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Prior to the scheduled closing date of the private placement described in Item 1.01 above, we intend to amend our restated certificate of incorporation by filing with the Secretary of State of the State of Delaware the Certificate of Designation. The description of the rights and preferences of the Series A Preferred Stock in Item 1.01 of this Current Report is incorporated herein by reference.

Item 8.01.	Other Events.

On September 16, 2016, Histogenics issued a press release announcing the execution of the Purchase Agreement which is filed as exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.3	Form of Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of Histogenics Corporation, to be filed with the Secretary of State of the State of Delaware prior to the closing of the private placement

10.34	Securities Purchase Agreement dated September 15, 2016

99.1	Press release of Histogenics Corporation dated September 16, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HISTOGENICS CORPORATION

Date: September 16, 2016	By:	/s/ Adam Gridley
Adam Gridley
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.3	Form of Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of Histogenics Corporation, to be filed with the Secretary of State of the State of Delaware prior to the closing of the private placement

10.34	Securities Purchase Agreement dated September 15, 2016

99.1	Press release of Histogenics Corporation dated September 16, 2016